Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our reports dated March 3, 2011, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of Nash-Finch Company on Form 10-K for the year ended January 1, 2011. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Nash-Finch Company on Forms S-8 (File No. 33-64313 effective November 16, 1995, File No. 333-27563 effective May 21, 1997, File No. 333-81441 effective June 24, 1999, File No.’s 333-51506, 333-51508, and 333-51512 effective December 8, 2000, File No.’s 333-63754 and 333-63756 effective June 25, 2001, File No. 333-110098 effective October 30, 2003, File No. 333-115849 effective May 25, 2004, File No.’s 333-121754 and 333-121755 effective December 30, 2004, File No. 333-124863 effective May 12, 2005 and File No. 333-165299 effective March 5, 2010) and on Form S-3 (File No. 333-126559 effective July 13, 2005).
/s/ Grant Thornton LLP
Minneapolis, Minnesota
March 3, 2011